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                                                                    EXHIBIT 3(A)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          GARNET RESOURCES CORPORATION

                       ----------------------------------

                         Pursuant to Section 242 of the
                             General Corporation Law

                       ----------------------------------

            THE UNDERSIGNED, President of Garnet Resources Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

            FIRST: Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "FOURTH: The total number of shares of capital stock which the
            Corporation shall have authority to issue is SEVENTY-FIVE MILLION (75,000,000), all of the par value $0.01 per share, all of which shall be designated Common Stock."

            SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate this 22nd day of May, 1997.


                                             /s/ Douglas W. Fry
                                             --------------------------
                                             Douglas W. Fry
                                             President
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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             GARNET OIL CORPORATION

                    (Incorporated June 4, 1986 under the name
                             Garnet Oil Corporation)

                             -----------------------

            THE UNDERSIGNED, being the President and the Assistant Secretary of Garnet Oil Corporation, a Delaware corporation (the "Corporation"), hereby certify as follows:

            FIRST: The name of the corporation is Garnet Resources Corporation (the "Corporation").

            SECOND: The address of its registered office in the State of Delaware is 229 South State Street, City of Dover, County of Kent. The name of the registered agent at such address is United States Corporation Company.

            THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is


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20,000,000, all of the par value $.01 par value per share, all of which shall be designated Common Stock.

            FIFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

            SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, to make, alter or repeal the by-laws of the Corporation.

            SEVENTH: Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the by-laws, or, if not so designated, at the registered office of the Corporation in the state of Delaware. Elections of directors need not be by written ballot unless and to the extent that the by-laws so provide.

            EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the


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State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

            NINTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists and may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without


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limiting the foregoing in any respect, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      TENTH:

            Section 1. Right to Indemnification. (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in case of any such


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amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; and (b) the Corporation shall indemnify and hold harmless in such manner any person who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or a partnership, joint venture, trust or other enterprise; provided, however, that except as provided in Section 2 of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. In the event a director of officer of the Corporation shall serve as a director, officer, employee or agent of any Corporation, partnership, joint venture, trust or other enterprise in which the Corporation maintains an investment it shall be conclusively presumed for purposes of the


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indemnification provided for in subsection (b) above that such service has been undertaken at the request of the Corporation. The foregoing presumption shall apply regardless of whether such director or officer is serving such entity at the request of a third party or that his or her service with such entity was commenced prior to the effectiveness of this article of the certificate of incorporation or prior to his or her becoming an officer or director of the Corporation. The right to indemnification conferred in subsection (a) above shall be a contract right based upon an offer from the Corporation which shall be deemed to be accepted by such person's service or continued service with the Corporation for any period after the adoption of this article of the certificate of incorporation and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation


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may, by action of its Board of Directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

            Section 2. Right of Claimant to Bring Suit. If a claim under Section
(1)(a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General


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Corporation Law, nor an actual determination by the Corporation (including its
Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            Section 3. Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

            Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            ELEVENTH: Each Share of the Corporation's previously issued and outstanding shares of Common Stock, par value $1.00


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per share ("Old Common Stock") will automatically on effectiveness of this
Restated Certificate of Incorporation and without any action on the part of the holder thereof become 2000 shares of Common Stock, par value $0.01 per share ("New Common Stock"). Holders of shares of Old Common Stock shall be entitled to exchange any certificates representing such shares of Old Common Stock for new certificates representing the appropriate number of shares of New Common Stock.

            IN WITNESS WHEREOF, the undersigned do hereby certify that this Restated Certificate of Incorporation was duly adopted by the vote of the Board of Directors of the Corporation and the written consent of the sole shareholder of the Corporation in accordance with the provisions of Sections 242, 228 and 245 of the General Corporation Law and that they have executed this Certificate this 20th day of March, 1987.


                                             /s/ George M. Nevers
                                             ------------------------------
                                                  George M. Nevers
                                                       President

ATTEST:


/s/ W. Kirk Bosche
---------------------------------
     W. Kirk Bosche
  Assistant Secretary


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